Exhibit 99.1

PDS Biotech Announces Achievement of an Enrollment Objective in National Cancer Institute-Led Phase 2 Clinical Trial of PDS0101-Based Combination in Advanced HPV-Associated Cancers

NCI achieves the enrollment objective of thirty patients in the checkpoint inhibitor refractory arm of the study

FLORHAM PARK, N.J., Mar. 15, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing molecularly-targeted cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technologies, today announced that the National Cancer Institute (NCI) has achieved the intended enrollment objective of 30 patients in the checkpoint inhibitor (CPI) refractory arm of the NCI-Led Phase 2 clinical trial (NCT04287868) evaluating PDS0101 (Versamune®+HPV16mix) in combination with two investigational immune-modulating agents in advanced HPV-associated cancers. Currently, the study has enrolled 45 patients and will continue to enroll both CPI refractory and CPI naïve patients until the total enrollment of 56 is achieved.

The trial is evaluating the novel triple combination in two groups of patients. Firstly, in second line treatment of recurrent or metastatic HPV-positive cancers including anal, cervical, head and neck, penile, vaginal and vulvar cancers in patients who have not been treated with CPIs (CPI naïve) and have failed at least one standard of care therapy. Secondly, in third-line treatment of the above-listed recurrent or metastatic HPV-positive cancers in patients who have failed at least two standard of care therapies including CPI treatment (CPI refractory).

The NCI, part of the National Institutes of Health, presented highly promising preliminary efficacy and safety data from the trial at the June 2021 American Society of Clinical Oncology (ASCO) Conference.  The NCI plans to present an update in the near future.  It was reported earlier this year that median survival of these patients now exceeds 12 months.

“We are pleased the NCI has achieved this important milestone as CPI refractory patients with various HPV-associated cancers have very few effective treatment options and the study data have shown the potential to extend the lives of these patients,” commented Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech. “All of us at PDS Biotech would like to thank the NCI for all of their efforts in the achievement of this enrollment objective.”

For patients interested in enrolling in this clinical study, please call NCI’s toll-free number 1-800-4-Cancer (1-800-422-6237) (TTY:  1-800-332-8615), email NCIMO_Referrals@mail.nih.gov, and/or visit the website:  https://trials.cancer.gov.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology platforms.

Our Versamune®-based molecularly targeted products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate, and ovarian cancers.

Our Infectimune™-based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses including long-lasting memory T-cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital